SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934 (Amendment No.
                                  )


Check the appropriate box:

[  ] Preliminary Information Statement      [  ]  Confidential, for Use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2)

[X] Definitive Information Statement

                         Raven Moon International, Inc.
                   ------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[  ] $125 per Exchange Act Rules 0-11(c)1(ii), or 14c-5(g)

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement:

         (3)      Filing Party:

         (4)      Date Filed:

                         Raven Moon International, Inc.
                      120 International Parkway, Suite 220
           Heathrow, Florida 32726INFORMATION STATEMENT(Dated December
1, 2000) WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about December 1, 2000, to holders of record of the common stock, $.0001 par value per share ("Common Stock"), of Raven Moon International, Inc., a Florida corporation (the "Company"), in connection with amendments ("Amendments") to the Company's Articles of Incorporation, (the "Articles of Incorporation"), to (i) increase the number of authorized shares of Common Stock of the Company to 200,000,000 shares and effect a ten-for-one forward split ("Common Forward Split") of the issued and outstanding shares of Common Stock, and (ii) increase the number of authorized shares of preferred stock, $.0001 per share ("Preferred Stock") to 200,000,000 shares and effect a ten-for-one forward split of the outstanding Preferred Stock ("Preferred Forward Split"). A complete summary of each of these matters is set forth herein.

     With respect to the Amendments, the Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding shares of Common Stock outstanding as of November 27, 2000, have consented in writing to the Amendments. Such approval and consent are sufficient under Section 607.0704 of the Florida Business Corporation Act and the Company's Bylaws to approve the Amendments. Accordingly, the Amendments will not be submitted to the other Company stockholders for a vote, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendments in accordance with the requirements of Florida law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

     The Amendments will be effective on January 1, 2001.

     The principal executive offices of the Company are located at 120 International Parkway, Suite 220, Heathrow, Florida 32726, and the Company's telephone number is (407) 304-4764.

                              NO DISSENTERS' RIGHTS

     The corporate actions described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                                 THE AMENDMENTS

General
-------

     The Company adopted the Amendments to increase its authorized capital stock by authorizing (i) an increase in Common Stock to 200,000,000 shares of Common Stock and a ten-for one (10-1) forward stock split ("Common Forward Split") of the issued and outstanding shares of Common Stock ("Existing Common") and (ii) an increase in Preferred Stock to 200,000,000 shares of Preferred Stock and a ten-for-one (10-1) forward stock split ("Preferred Forward Split") of the issued and outstanding shares of Preferred Stock ("Existing Preferred"). A copy of the Articles of Amendment effecting the increase in authorized shares of Common Stock and Preferred Stock and to effect the Common Forward Split and the Preferred Forward Split, in substantially the form to be filed with the Secretary of State of Florida, is attached to this Information Statement as Exhibit A. The majority stockholders of the Company as of November 27, 2000, the date of this Information Statement, have consented to the increase in authorized shares of both Common Stock and Preferred Stock, which will become effective on January 1, 2001 (the "Effective Date"). Pursuant to the Common Forward Split, each one share of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as ten (10) shares of Common Stock, par value $.0001 per share ("New Common"). Pursuant to the Preferred Forward Split,

                                       -1
each one share of Existing Preferred issued and outstanding immediately prior to the Effective Date will be reclassified as ten (10) shares of Preferred Stock, par value $.0001 per share ("New Preferred").

     The Company has taken all action required under Florida law to approve the Amendments; however, since stockholder approval of the Amendments was obtained by written consent rather than at a stockholders' meeting, Florida law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Florida Secretary of State will not become effective until January 1, 2001, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained
----------------------------------------

     The Company has 9,163,482 issued and outstanding shares of Common Stock as of November 27, 2000, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. The Company also has issued and outstanding as of November 27, 2000, approximately 2,659,166 shares of Preferred Stock, none of which have any voting rights. By written consent dated November 27, 2000, the stockholders holding a majority of the issued and outstanding Common Stock of the Company approved the adoption and implementation of the Amendments, such consent to take effect on January 1, 2001. Such action is sufficient to satisfy the applicable requirements of Florida law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendments.

Purpose and Effect of Increase in Common Stock and Forward Split
----------------------------------------------------------------

     The authorization of additional Common Stock will provide the Company greater flexibility in issuing capital stock in connection with any future financing activities or corporate acquisitions using the Company's capital stock. The primary purpose of the Common Forward Split is to increase the tradability of the Company's Common Stock by increasing the number of shares outstanding. The Common Forward Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 1,750,000 shares issuable upon exercise of the Company's outstanding options, and the exercise price per share, will be proportionately adjusted, and the par value per share of the Common Stock will not be changed.

     The additional shares of Common Stock issued as New Common resulting from the Common Forward Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock that may be issued. The Company has no definitive plans or commitments to issue additional shares of Common Stock.

Purpose of Increase in Preferred Stock and Preferred Forward Split
------------------------------------------------------------------

     The authorization of additional Preferred Stock will provide the Company greater flexibility in issuing capital stock in connection with any future financing activities or corporate acquisitions using the Company's capital stock. An additional purpose of the Preferred Forward Split is to maintain the same ratios of preferred to common given the Common Forward Split. The Preferred Forward Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Preferred or the relative rights, preferences, privileges or priorities of any such stockholder. There are no outstanding options to purchase Preferred Stock.

                                       -2

The Preferred Stock
-------------------

     Effective January 1, 2001, the Company's Articles of Incorporation will be amended to authorize the issuance of up to 200,000,000 shares of Preferred Stock. All but 50,000,000 shares of the Preferred Stock will be "blank check" preferred stock, which means that the Amendment authorizes the Board to designate the rights, preferences, privileges and voting powers of the Preferred Stock. As of November 27, 2000 there were 2,959,950 shares of Preferred Stock issued and outstanding, and there are no outstanding options, warrants or other rights to purchase shares of Preferred Stock. The Board has designated 50,000,000 shares of the Preferred Stock, including these 2,959,950 shares of previously issued and outstanding shares of Preferred Stock together with any additional shares of Preferred Stock issued prior to the Effective Date of the Preferred Amendments, as Series A Preferred Stock. The 2,959,950 shares issued as of November 27, 2000 will be adjusted to 29,959,950 shares of Series A Preferred Stock as a result of the Preferred Forward Split. Each additional share of Preferred Stock that is issued prior to the Effective Date of the Preferred Amendments also will be subdivided into ten shares of Preferred Stock and designated as Series A Preferred Stock. The rights, preferences, privileges and voting powers of the Series A Preferred Stock will remain as they were upon issuance and will not change as the result of the designation of the current shares of Preferred Stock as Series A Preferred Stock, and are set forth below.

                            Series A Preferred Stock

     Dividends: The holders of Series A Preferred Stock shall not be entitled to receive any fixed dividends and shall be entitled to receive only such cash dividends as may be declared from time to time by the Board in its discretion, from any assets legally available for the payment of dividends. Before any dividends (other than dividends payable in capital stock ranking junior to the Series A Preferred Stock) on, or any distribution in respect of, any class or classes of stock of the Company ranking junior to the Series A Preferred Stock as to dividends, shall be declared or paid or set apart for payment, the holders of Series A Preferred Stock shall have received payment in full of all dividends, if any, in arrears on the Series A Preferred Stock.

     Redemption: Each holder of record of Series A Preferred Stock shall have the right to have his shares of Series A Preferred Stock redeemed by the Company at any time commencing on the date which is three (3) years from the date of issuance and continuing until the date which is five (5) years from the date of issuance of such stock, at a redemption price equal to Ten Dollars ($10.00) per share plus the amount of all dividends declared but unpaid as of the date of such redemption.

     The Corporation also shall have the right to redeem the Series A Preferred Stock at any time commencing on the date which is four (4) years from the date of issuance and before the date which is six (6) years from the date of issuance at a redemption price equal to Seven and 50/100 Dollars ($7.50) per share plus the amount of all dividends declared but unpaid as of the date of such redemption.

     Conversion: Commencing from and after three (3) years from the date of issuance and continuing until the date which is five (5) years from the date of issuance, each holder of record of Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock issued and outstanding into one share of Common Stock.

     Dissolution: In the event of the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the Series A Preferred Stock One Dollar per share of Series A Preferred Stock issued and outstanding as of the date of dissolution before any distribution of assets or payment shall be made to the holders of any class of Common Stock of the Company. Certain other series of Preferred Stock issued in the future may receive priority distributions. If the assets of the Company available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of the Series A Preferred Stock of the full amount or amounts aforesaid, then the entire assets of the Company shall be distributed ratably among the holders of the Series A Preferred Stock then outstanding according to the number of shares held by each. After the amounts provided for above have been paid or distributed, any assets remaining shall be paid to or distributed among the holders of Common Stock pro rata on a per-share basis and the holders

                                       -3
of record of Series A Preferred Stock shall not be entitled to any distribution of assets remaining after payment in full of the preferred liquidation amount.

     Voting Rights: Except as otherwise required by law, the holders of Series A Preferred Stock shall have no right to vote their shares.

     Exclusion Of Other Rights: Except as otherwise required by law, the shares of Series A Preferred Stock shall not have any preferences or relative participating, optional or other special rights except as specifically set forth above.

     Restrictions On Transfer: The Series A Preferred Stock and the shares of Common Stock issuable upon conversion thereof will not be registered under the Securities Act of 1933 (the "Securities Act"), and as such, will be restricted securities as defined in Rule 144 under the Securities Act. The Company has no obligation to register the Series A Preferred Stock or the Common Stock issuable upon conversion thereof under the Securities Act. The certificates representing the shares of Series A Preferred Stock and the Common Stock issuable upon conversion thereof will bear restrictive legends setting forth those restrictions on transferability.

                           EFFECTIVENESS OF AMENDMENTS

     The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendments at any time prior to the filing of the Amendments upon consent of the Board and the holders of a majority of the Existing Common then issued and outstanding.

                        NUMBER OF HOLDERS OF COMMON STOCK

     As of November 27, 2000, there were approximately 660 holders of record of Existing Common. The Company does not anticipate that as a result of the Common and Preferred Forward Splits the number of holders of record or beneficial owners of Existing Common or New Common will change significantly.

                                     OPTIONS

     The Company has outstanding various options to acquire up to an aggregate of approximately 1,750,000 shares of Common Stock at various exercise prices. The amount of Common Stock issuable pursuant to these options will be increased to ten times the previous amounts and the per share exercise prices will be decreased accordingly.

                               STOCK CERTIFICATES

     The Common Forward Split and the Preferred Forward Split will occur on the Effective Date without any further action on the part of stockholders of the Company. After the Effective Date, each certificate representing shares of Existing Common and shares of Existing Preferred will be deemed to represent ten
(10) shares of New Common and New Preferred, as the case may be.

     Florida Atlantic Stock Transfer, Inc. 7130 Nob Hill Road, Tamarac, Florida 33321, telephone number (954)-726-4954 (the "Transfer Agent"), will issue to each stockholder of record a certificate representing the additional number of shares of New Common or New Preferred, as the case may be, issuable as the result of the Common Forward Split and the Preferred Forward Split. For example, if a stockholder owns ten shares of Existing Common as of the Effective Date, then the that stockholder will own 100 shares of Common Stock resulting from the Common Forward Split, and the Transfer Agent will issue that stockholder a certificate representing the ninety additional shares of Common Stock the stockholder will be entitled to as a result of the Common Forward Split. There will no need to exchange certificates representing Existing Common or Existing Preferred for New Common or New Preferred.

     The Certificates representing shares of New Common and New Preferred will contain the same restrictive legend as is on the shares of Existing Common and Existing Preferred for which the new shares are being issued. As applicable, the

                                       -4
time period during which a stockholder has held the Existing Common and Existing Preferred will be included in the time period during which such stockholder actually holds the certificates representing the additional New Common and additional New Preferred received as a result of the share divisions for the purposes of determining the term of the restrictive period applicable to the New Common and the New Preferred.

                         FEDERAL INCOME TAX CONSEQUENCES

     The receipt of New Common in the Common Forward Split and New Preferred in the Preferred Forward Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Common Forward Split, and New Preferred received as a result of the Preferred Forward Split will be equal, in the aggregate, to the basis of the Existing Common, or the Existing Preferred, as the case may be. The per share tax basis of the New Common and New Preferred is based on the tax basis of the Existing Common and Existing Preferred, as applicable. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Common Forward Split or New Preferred subsequent to the Preferred Forward Split, a stockholder's holding period for the shares of Existing Common or Existing Preferred, as applicable will be included in the holding period for the additional shares of Common Stock received as a result of the Common Forward Split or Preferred Stock received as result of the Preferred Forward Split.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of November 27, 2000, the beneficial ownership of the Company's Common Stock (i) by the only persons who are known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each director of the Company; and (iii) by all directors and officers as a group. Percentage ownership assumes all vested options are fully exercised except as noted in footnote (1) below, and is based on 9,163,482 shares of Common Stock issued and outstanding as of November 27, 2000.



            Name and Address of          Shares of Common          Percentage
              Beneficial Owner             Stock Owned              Ownership
              ----------------             -----------             ----------

          J&B DiFrancesco, Inc              3,486,672                38.05%
          2221 Springs Landing Blvd.
          Longwood, FL 32779

          Joseph and Bernadette             4,311,724                47.05%
          DiFrancesco,  JT (1), (2)
          2221 Springs Landing Blvd.
          Longwood, FL 32779

          Stephen Chrystie (2)                 52,668                  .57%
          270 N. Cannon Drive
          Beverly Hills, CA 90210

          International Investment and        600,000                 6.55%
          Banking, Inc.
          2101 West S.R. 434, Ste. 221
          Longwood, FL 32779
          All Officers and Directors
          as a Group (3 persons)(1), (2)    4,364,392                47.63%
                                            =========                ======

                                       -5

(1) Includes 3,486,672 shares issued to J & B DiFrancesco, Inc., an affiliated entity controlled by Mr. and Mrs. DiFrancesco, and 825,052 shares owned by Mr. and Mrs. DiFrancesco as joint tenants. The number of shares excludes shares issuable upon conversion of a convertible debenture in the amount of $2,500,000 issued to Mr. and Mrs. DiFrancesco and 2,500,000 warrants to purchase Common Stock. The debenture is convertible into, and the warrants may be exercised to purchase, Common Stock of the Company at any time during the five year period commencing April 1, 2000 at a conversion rate equal to 70% of the average of the initial five days' closing trading prices of the Company's Common Stock when active trading begins, which is anticipated to occur in the 2000 calendar year. The debenture is due 5 years from the date of issue. The precise number of shares issuable upon conversion and exercise is not capable of calculation at this time, and therefore is not included in the table. The number of shares also excludes options to purchase 1,500,000 issued to Mr. and Mrs. DiFrancesco. The options are excluded because exercise of the options would result in the total issued shares exceeding the currently authorized number of shares.

(2) The numbers set forth above do not include warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mr. DiFrancesco, warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mrs. DiFrancesco, or warrants to purchase up to 250,000 shares of the Company's Common Stock issued to Mr. Chrystie. The warrants have a term of ten years, and are exercisable at any time prior to expiration at an exercise price equal to 70% of the average of the initial five day's closing trading prices of the Company's Common Stock when active trading begins, which is anticipated to occur in the 2000 calendar year. The precise number of shares issuable upon exercise of these warrants is not capable of calculation at this time, and therefore, the warrants are not reflected in the totals set forth above.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

                       MATERIAL INCORPORATED BY REFERENCE

     The following documents are incorporated herein by reference: The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999; and the Company's quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2000, June 30, 2000, and September 30, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS

                                       -6

INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO JOEY DIFRANCESCO, CHAIRMAN OF THE BOARD, RAVAN MOON INTERNATIONAL, INC., 120 INTERNATIONAL PARKWAY, SUITE 220, HEATHROW, FLORIDA 32746, TELEPHONE: (407) 304-4764.

                                       By order of the Board of Directors

November 27, 2000                      By:  /s/  Joey DiFrancesco
                                          ----------------------------------
                                                 Joey DiFrancesco, President




                                  EXHIBIT INDEX

Exhibit A      Form of Amendment to the Articles of Incorporation of Raven Moon
               International, Inc.

                                       -7

                                    EXHIBIT A
                                    ---------

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         RAVEN MOON INTERNATIONAL, INC.

     RAVEN MOON INTERNATIONAL, INC., a Florida corporation (the "Corporation"), hereby amends its Articles of Incorporation as follows:

     Article IV of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

                                     ARTICLE V.

               1. Authorized Stock. This Corporation is authorized to issue the following shares of capital stock:

                    (a) Common Stock. The aggregate number of shares
               of Common Stock that the Corporation shall have authority to issue is 200,000,000 shares with a par value of $.0001 per share.

                    (b) Preferred Stock. The aggregate number of
               shares of Preferred Stock that the Corporation shall have authority to issue is 200,000,000 shares with a par value of $.0001 per share.

               2. Description of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

                    Holders of Common Stock will be entitled to share
               pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefor, subject to any prior rights accruing to any holders of preferred stock of the Corporation. Upon liquidation or dissolution of the Corporation, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

               3. Forward Common Stock Split. Effective on January 1, 2001 (the "Effective Date"), all shares of Common Stock of the Corporation outstanding as of the Effective Date automatically shall be subdivided at the rate of ten-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the subdivision ("New Common"). The par value of the Common Stock shall remain as otherwise provided in ARTICLE IV of the Articles of Incorporation and shall not be modified as a result of the Forward Split.

                                       -8

               From and after the Effective Date, the term "New
               Common" as used in this ARTICLE IV shall mean Common Stock as provided in the Articles of Incorporation.

               4. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

                    (a) The Board of Directors is expressly authorized
               at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                    (i) the distinctive designation of such series and
               the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

                    (ii) the rate of dividends payable on shares of
               such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

                    (iii) whether shares of such series can be
               redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                    (iv) the amount payable on shares of such series
               and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                    (v) the rights, if any, of the holders of shares
               of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                    (vi) the rights, if any, of the holders of shares
               of such series to vote.

                    (b) Except in respect of the relative rights and
               preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be

                                       -9
               identical, and each share of a series shall be identical in all respects with the other shares of the same series.

               5. Forward Split of Preferred Stock. Effective on January 1, 2001 (the "Effective Date"), each share of Preferred Stock issued and outstanding as of the Effective Date automatically shall be subdivided at the rate of ten-for-one (the "Preferred Forward Split") into ten shares, without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, issue certificates representing the additional number of shares of Preferred Stock resulting from the subdivision ("New Preferred"). The par value of the Preferred Stock shall remain as otherwise provided in ARTICLE IV of the Articles of Incorporation and shall not be modified as a result of the Preferred Forward Split.

               6. Designation and Description of Series A Preferred Stock. Immediately following the Preferred Forward Split, 50,000,000 shares of Preferred Stock, including all shares of New Preferred Stock issued and outstanding as of the Effective Date, are hereby designated as Series A Preferred Stock. From and after the Effective Date, the term "New Preferred" as used in this ARTICLE IV shall mean Series A Preferred Stock as provided in the Articles of Incorporation. The terms, preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

                    (a) Voting. The Series A Preferred Stock shall be
               nonvoting and the holders thereof shall not be entitled to vote on any issue coming before the shareholders of the Corporation.

                    (b) Dividends. Each holder of record of shares of
               Series A Preferred Stock shall not be entitled to receive any fixed dividends and shall be entitled to receive only such dividends as and when declared by the Board of Directors, out of assets at the time legally available therefor. Dividends declared on Series A Preferred Stock shall be paid in preference to any dividends on Common Stock, and no cash dividends shall be paid on Common Stock if the payment of declared dividends on the Series A Preferred Stock shall be in arrears.

                    (c) Redemption.

                        (i)     Optional Redemption by the Corporation.
                                --------------------------------------

                    (A) Commencing on the date which is four (4) years
               from the date of issue and continuing until the date which is six (6) years from the date of issue ("Corporation Redemption Period"), so long as the holder of record thereof has not previously called such shares of Series A Preferred Stock for redemption, the Corporation may, at its option, at any time and from time to time during such Corporation Redemption Period, redeem, for cash, the outstanding Series A Preferred Stock at a redemption price equal to Seven and 50/100 Dollars ($7.50) per share plus the amount of all declared and unpaid dividends with respect to such shares up to and including the date of such redemption ("Corporation Redemption Price"). The Corporation

                                       -10

               Redemption Price shall be payable in full in cash on or before thirty (30) days from the date of redemption.

                    (B) The Corporation shall be obligated to make any
               redemptions among all holders of Series A Preferred Stock pro rata in proportion to the total number of shares of Series A Preferred Stock outstanding at the time of such redemption.

                    (C) Notice of any redemption, specifying the date
               fixed for the redemption and place where the amount to be paid upon redemption is payable, shall be mailed, postage pre-paid, at least ninety (90) days prior to the redemption date to each holder of record of shares of Series A Preferred Stock to be redeemed, at its address as it shall appear on the books of the Corporation.

                    (D) If notice of redemption shall have been mailed
               as provided in subparagraph (C) above, and if, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds in trust for the account of the holder of the shares to be redeemed, then, on and after the redemption date, notwithstanding that any certificate for Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall be deemed no longer to be outstanding, the right to further dividends thereon shall cease, and all rights with respect to such Series A Preferred Stock shall forthwith terminate, except for the right to the holders thereof to receive out of the funds set aside in trust the amount payable on redemption thereof, but without interest.

                    (E) In the event that any holder of Series A
               Preferred Stock fails to surrender for redemption the certificates for Series A Preferred Stock called for redemption within the notice period, the Corporation, at its option, may cancel such Shares and reserve funds for payment as set forth in subparagraph (D) above.

                       (ii)    Optional Redemption by Holder.
                               -----------------------------

                    (A) Commencing on the date which is three (3)
               years from the date of issue and continuing until the date which is five (5) years from the date of issue, so long as the Corporation has not previously called such outstanding shares of Series A Preferred Stock for redemption, each share of Series A Preferred Stock may, at the option of the holder of record thereof, at any time and from time to time, be called for redemption at a redemption price equal to Ten Dollars ($10.00) per share plus the amount of all declared and unpaid dividends with respect to such shares up to and including the date of such redemption ("Holder Redemption Price").

                    (B) Before any holder of shares of Series A
               Preferred Stock shall be entitled to call the same for redemption, such holder shall surrender the certificate or certificates representing such shares thereof, duly endorsed, at the office of the Corporation or any

                                       -11
               transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to have such shares redeemed. The Corporation shall pay to the holder the Holder Redemption Price in full in cash on or before thirty (30) days from the date of redemption. Such redemption shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be redeemed, the shares of Series A Preferred Stock called for redemption shall be deemed no longer to be outstanding, the right to further dividends thereon shall cease, and all rights with respect to such Series A Preferred Stock shall forthwith terminate, except for the right to the holders thereof to receive the amount payable on redemption thereof, but without interest.

                    (d) Conversion. The holders of record of shares of
               Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                    (i) Optional Conversion by Shareholders. Each
               share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, (i) at any time after the date which is three (3) years from the date of issuance of such share and continuing until the date which is five (5) years from the date of issuance, at the office of the Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of the Corporation's Common Stock ("Conversion Ratio"). All declared but unpaid dividends on each share of Series A Preferred Stock at the time of conversion shall, at the option of the holder thereof, be paid in full in cash on the conversion date or shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the amount of accrued but unpaid dividends by $10.00. No fractional shares shall be issued.

                    (ii) Mechanics of Conversion. Before any holder of
               shares of Series A Preferred Stock shall be entitled to convert the same into share of Common Stock, such holder shall surrender the certificate or certificates representing such shares thereof, duly endorsed, at the office of the Corporation or any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for such for such share of Common Stock to be issued and whether he elects to have all accrued but unpaid dividends thereon paid in cash or converted into Common Stock. The Corporation shall, as soon as practicable thereafter and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                       -12

                    (iii) Adjustment for Subdivisions, Combinations or
               Consolidations of Common Stock and Stock Dividends. In the event the outstanding shares of Common Stock shall be subdivided by stock split or otherwise, into a greater number of share of Common Stock, or a dividend or distribution of Common Stock payable to all holders of Common Stock shall be made, or a record date for such dividend declared, the Conversion Ratio shall, concurrently with the effectiveness or record date, as the case may be, of such subdivision of dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of share of Common Stock, the Conversion Ratio shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                    (iv) Adjustments for Reorganization,
               Reclassification, Exchange and Substitution. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation or a subdivision or combination of shares referred to in subparagraph (d)(iii) above, the Conversion Ratio for Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to change in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock.

                    (v) No Impairment. The Corporation will not, by
               amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

                    (vi) Certificates as to Adjustments. Upon the
               occurrence of each adjustment or readjustment of a Conversion Ratio pursuant to this paragraph (d), the

                                       -13

               Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

                    (vii) Notices of Record Date. In the event of any
               taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least thirty
               (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                    (viii) Issue Taxes. The Corporation shall pay any
               and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                    (ix) Reservation of Stock Issuable Upon Conversion
               or Exchange. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion or exchange of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or exchange of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

                    (x) Fractional Shares. No fractional share shall
               be issued upon the conversion or exchange of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable

                                       -14
               upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion or exchange would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion or exchange would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion or exchange (as determined in good faith by the Board of Directors).

                    (e) Notices. Any notice required by the provisions
               of subparagraphs (c) or (d) to be given to the holders of shares of Series A Preferred Stock shall be deemed given upon confirmed transmission by facsimile or telecopy or upon deposit in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation. Notwithstanding the foregoing, if a shareholder to whom notice is to be given has an address of record which is outside of the United States, then any notice to such shareholder under this paragraph (e) shall be deemed given upon confirmed transmission by facsimile or telecopy or ten (10) days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the Corporation.

                    (f) Liquidation. The holders of record of shares
               of Series A Preferred Stock shall be entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, One Dollar ($1.00) per share plus the amount of all declared and unpaid dividends with respect to the Series A Preferred Stock as of the date thereof ("Liquidation Amount"), prior to any distribution to the holders of Common Stock. If, in any such case, the assets of the Corporation are insufficient to make such payments in full, then the available assets will be distributed among the holders of Series A Preferred Stock ratably in proportion to the full amount to which each such holder would have been entitled had the assets of the Corporation been sufficient to make such payments in full. The holders of record of Series A Preferred Stock shall not be entitled to any distribution of assets remaining after payment in full of the Liquidation Amount.

                                       -15

     2. The foregoing Amendment was adopted on November 27, 2000, by the duly authorized vote of the majority shareholders of the Corporation. Except as amended hereby, the rest and remainder of the Corporation's Articles of Incorporation shall be and remain in full force and effect. The number of votes cast by the majority shareholders for the Amendment was sufficient for approval by the shareholders.

     3. This Amendment shall become effective as of January 1, 2001.

     Dated this ___ day of __________ 2000.

                                          RAVEN MOON INTERNATIONAL, INC.



                                          By:  /s/  Joey DiFrancesco
                                             --------------------------------
                                                    Joey DiFrancesco, President

                                      -16